Cane  &  Company,  LLC
Affiliated  with  O'Neill  Ritchie  Taylor  Law  Corporation of  Vancouver,  British  Columbia,  Canada
                            _____________________________
Michael  A.  Cane*          Stephen  F.X.  O'Neill  **     Gary  R.  Henrie+
Leslie  L.  Kapusianyk**    Michael  H.  Taylor***         Preston R. Brewer++
                            Ron  Serota                    Christine  S.  Beaman

Telephone:     (702)  312-6255
Facsimile:     (702)  312-6249
E-mail:         telelaw@msn.com
                ---------------
2300  West  Sahara  Avenue
Suite  500,  Box  18
Las  Vegas,  NV  89102


March  15,  2002

Carleton Ventures Corp.
Suite 306 - 1140 Homer Street
Vancouver, British Columbia V6B 2X6
Canada


Re:     Carleton Ventures Corp.,  Registration  Statement  on  Form  SB-2

Ladies  and  Gentlemen:

We have acted as counsel for Carlton Ventures Corp, a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 2,590,500 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated March 8, 2002; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.


Very  truly  yours,

CANE  AND  COMPANY,  LLC


/S/ Michael A. Cane
_____________________________
Michael  A.  Cane,  attorney  and
Managing  Member

Carleton Ventures Corp.
March  15,  2002
Page  2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

CANE  AND  COMPANY,  LLC


/S/ Michael A. Cane
_____________________________
Michael  A.  Cane,  attorney  and
Managing  Member


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